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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE
---------------------
Pauline O'Keeffe, pokeeffe@excelligencemail.com
781-329-2269

       LEARNINGSTAR CORP. ANNOUNCES CORPORATE NAME CHANGE TO EXCELLIGENCE
                              LEARNING CORPORATION

          Company Announces First Quarter 2002 Results Conference Call

Monterey, Calif. -- May 3, 2002 -- LearningStar Corp. (NASDAQSC: LRNS) today announced that it has changed its corporate name to Excelligence Learning Corporation effective May 3, 2002. Stockholders approved the name change at the company's annual meeting on May 1, 2002. The company's shares will continue to trade under the symbol "LRNS" on the Nasdaq SmallCap Market. Excelligence Learning will hold a conference call to discuss first quarter results for 2002. The conference call is scheduled for Thursday, May 9, 2002 at 10:00 a.m. (EST) and the dial in number is (800) 274-0251, event ID 697689. Prior to the call, the company will distribute a press release with details on the Q1 results.

A replay of the call will be available after 1:00 p.m. (EST) and can be accessed until at the following replay number: (888) 203-1112, reservation 697689 until May 23, 2002.

About Excelligence Learning Corporation

Excelligence Learning Corporation is a developer, manufacturer and retailer of educational products to child care programs, preschools, schools, and consumers. The Company serves early childhood professionals, educators, and parents by providing quality educational products and programs for children from infancy to 12 years of age. With proprietary product offerings, a multi-channel distribution strategy, and extensive management expertise, the Company helps to further children's education and to reinforce the connection between learning at school and at home. The Company is comprised of two business divisions, Early Childhood and Elementary School. Through its Early Childhood division, the company develops, markets and sells educational products to early childhood professionals and parents for use in preschools and child care programs. Through its Elementary School division, the company sells school supplies and other products specifically targeted for use by children in the first through sixth grade to elementary schools, teachers and parent or community organizations to be resold as a fund raising device for the benefit of a particular school. Excelligence Learning is headquartered in Monterey, California.